Exhibit 8.01

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation	Name Under Which the Subsidiary Does Business	Ownership Interest
Viva Negocio Inmobiliario S.A.	Peru	Viva	Aenza owns 99.54%
Cumbra Peru S.A.	Peru	Cumbra	Aenza owns 99.38%
Concesionaria La Chira S.A.	Peru	La Chira	Aenza owns 50.0%
Carretera Sierra Piura S.A.C. (formerly Concesión Canchaque S.A.C)	Peru	Canchaque	Aenza owns 99.96%
UNNA Transporte S.A.C. (formerly Concar S.A.C.)	Peru	UNNA Transporte	Aenza owns 99.99%
UNNA Energía S.A.	Peru	UNNA Energía	Aenza owns 95.0%
Tren Urbano de Lima S.A.	Peru	Tren Urbano de Lima	Aenza owns 75.0%
Red Vial 5 S.A.*(formerly Norvial S.A.)	Peru	Norvial	Aenza owns 67.0%
Carretera Andina del Sur S.A.C (formerly Survial S.A.C)	Peru	Survial	Aenza owns 99.95%;
CAM Holding SPA	Peru	CAM Holding	Aenza owns 100%
Cumbra Ingeniería S.A.	Peru	Cumbra Ingeniería	Aenza owns 89.41%
Ecología y Tecnología Ambiental S.A.C. T	Peru	ECOTEC	Cumbra Ingeniería owns 99.99%
Construyendo País S.A.	Peru	Construyendo País	Cumbra owns 99.99%
Vial y Vives – DSD S.A.	Chile	Vial y Vives	Cumbra owns 84.71%
Almonte 2 S.A.C.	Peru	Almonte	Viva owns 50.45%
Morelco S.A.S	Colombia	Morelco	Cumbra owns 100.00%
Concesionaria Vía Expresa Sur S.A.	Peru	VESUR	Aenza owns 99.98%; Cumbra owns the remaining 0.02%
Agenera S.A.C.	Peru	Agenera	Aenza owns 99.00%
Negocios de Gas S.A.	Peru	Negocios de Gas	Aenza owns 99.99%
Aenza Servicios Corporativos S.A.C.	Peru	Qualys	Aenza owns 99.99%,
Recaudo Lima S.A.	Peru	Recaudo Lima	Aenza owns 99.99%
Promotora Larco Mar S.A.	Peru	Promotora Larco Mar	Aenza owns 46.55%
Transportadora de Gas Natural S.A.C.	Peru	TGNCA	Aenza owns 99.93%
Billetera Electrónica de Transporte S.A.C.	Peru	BETL	Aenza owns 95.5%
GyM Chile SpA	Chile	GyM Chile SPA	Cumbra owns 100%
Promotores Asociados de Inmobiliaria S.A.	Peru	Promotores Asociados de Inmobiliaria	Aenza owns 99.99%
Oiltanking Andina Services S.A.	Peru	OTAS	UNNA Energía owns 50.00%
UNNA Infraestructura S.A.C.	Peru	UNNA	Aenza owns 100.00%

*	In June 2018, the company assigned economic rights over 48.8% of the share capital of Norvial to Inversiones en Autopistas S.A. by transferring its Class B shares of Norvial. The company continues to possess 67% of the voting rights of Norvial and an economic interest of 18.2% of Norvial’s share capital. JJC Contratistas Generales S.A. owns 16.80% and Inversiones en Infraestructura Peru SAC owns 16.20%.